Exhibit 10.5

RIDER TO DP INDUSTRIAL ANNEXATION AGREEMENT

THIS RIDER (this “Rider”) is attached to and made a part of that certain Annexation Agreement dated of even date herewith (the “Annexation Agreement”) by and between (i) The City Of Rochelle, an Illinois municipal corporation (the “City”), (ii) DP Industrial, LLC, a Delaware limited liability company (“Owner” or “DP Industrial”), (iii) Yesac Farms, L.P., a limited partnership of Rochelle, Illinois (“Yesac”); (iv) Marie Annette Barth and Joyce Stocking as Trustees under The Stocking Family Trust No. 4-96 under Trust Agreement dated June 18, 1996 (collectively, “Barth”); and (v) the Noggle Family Limited Partnership (“Noggle”)

Background

A.            The City, DP Industrial and the Consenting Parties (as defined in the Annexation Agreement) are entering into the Annexation Agreement relating to the Subject Property contemporaneously herewith.

B.            The City, Illinois River Energy, LLC, a Delaware limited liability company (“IRE”), Noggle, Henry A. Knetsch, Jr., as Trustee Under a Certain Trust Agreement Dated July 21, 1988 (“Knetsch”), Carl Pohlad (“Pohlad”) and James D. Carmichael are entering into an annexation agreement contemporaneously herewith (the “IRE Annexation Agreement”).  The property subject to the IRE Annexation Agreement shall be referred to herein as the “IRE Property” and is more particularly described in the IRE Annexation Agreement.

C.            DP Industrial and IRE have entered that certain Real Estate Exchange Agreement dated as of April 29, 2003 pursuant to which DP Industrial agreed to transfer to IRE its interest in an 81.1 acre portion of the Subject Property (the “Exchange Property”), as described and depicted on Schedule 1-A and Schedule 1-B attached hereto and made a part hereof, subject to certain

Rider to DP Industrial Annexation Agreement,

conditions described in the Exchange Agreement, and IRE agreed to transfer to DP Industrial its interest in the IRE Property subject to certain conditions described in the Exchange Agreement.

D.            With this Rider the City, DP Industrial and the Consenting Parties desire to describe the terms and conditions of the Annexation Agreement that shall be deleted or modified and the terms and conditions that shall be added to the Annexation Agreement if IRE or an Affiliate of IRE (as hereinafter defined) acquires the Exchange Property.

Terms

NOW, THEREFORE, it is hereby agreed by and between the parties hereto, as follows:

I.  MODIFICATIONS TO ANNEXATION AGREEMENT UPON ACQUISITION OF THE EXCHANGE PROPERTY BY IRE OR AN AFFILIATE OF IRE.

If IRE or an Affiliate of IRE acquires the Exchange Property, immediately upon acquiring the Exchange Property the following modifications to the Annexation Agreement shall be effective with respect to the Exchange Property without any further action by the City or any other party to the provisions:

1.             References to DP Industrial and IRE.  If IRE or an Affiliate of IRE acquires the Exchange Property, such entity shall promptly provide the City with notice of such acquisition.  IRE shall be the successor-in-interest to DP Industrial with respect to the Exchange Property and, as such, the provisions of the Annexation Agreement relating to the Exchange Property shall inure to the benefit of IRE.  As used herein, the term “IRE” shall mean IRE (as defined above) or the Affiliate of IRE that acquires the Exchange Property, as the case may be, and any entity or person that is the successor in title to IRE or the Affiliate of IRE, as the case may be.  The terms and provisions of this Rider shall not affect any portion of the Subject Property other than the

Exchange Property.  Notwithstanding anything to the contrary contained within this Agreement, nothing contained herein shall be deemed to obligate IRE to assume DP Industrial’s monetary obligations described in the Annexation Agreement or this Rider with respect to infrastructure improvements to water, sewer and electrical facilities and the roads relating to the Exchange Property or the Subject Property to the extent such costs are the obligations of DP Industrial as set forth in the Annexation Agreement.

2.             Anticipated Development.  IRE anticipates that it will develop the Exchange Property with an Ethanol Production Facility, or other industrial uses related to ethanol production, including without limitation, CO2 Purification and or Bottling, CO2 conversion to dry ice (separately and collectively hereinafter sometimes referred to as a “CO2 Production Facility”), and any other ethanol production, co-product or by-product, that becomes commercially viable in the future (all such uses are collectively referred to herein as an “Ethanol Production Facility”).  Solely with respect to the Exchange Property, references in the Annexation Agreement to DP Industrial’s intended use of the Subject Property for warehousing, distribution, assembly, and light manufacturing (collectively, an “Industrial Facility”) and similar references shall be deemed to refer to IRE’s intended use of the Exchange Property as an Ethanol Production Facility.

3.             Zoning Classification.  Subject to Federal and State law, the City represents and warrants that the I-2 zoning classification will permit the operation of the Exchange Property for IRE’s anticipated use 24 hours per day, seven days a week without any time limits or restrictions on such operations.  The City acknowledges that the development of the Exchange Property, which is located in a rural part of the City in Dement Township, will or may, involve the sale or lease of the Exchange Property, or some part thereof, from the Consenting Parties to IRE and possibly from IRE to third parties as or for an Ethanol Production Facility, or other industrial uses related to ethanol production, including without limitation, CO2 Production Facility and any other ethanol production, co-product or by-product, that becomes commercially viable in the future.  The City agrees to permit any use of the Exchange Property that is permitted within an I-2 zoning district.  Notwithstanding anything contained in any City Ordinance or this Rider to the contrary, in order to expedite the development of a part of the Exchange Property as a CO2 Production Facility the City agrees that neither a lease of a part of the Exchange Property for a CO2 Production Facility that is otherwise exempt from subdivision requirements under the terms of the Illinois Plat Act or other state law, nor the construction of buildings or improvements on land which is so leased and which is otherwise exempt from subdivision requirements under the terms of the Illinois Plat Act or other state law, shall require subdivision approval from the City of Rochelle, including, without limiting the generality of the foregoing any subdivision approvals or reviews under Titles 15, 16 and/or 17 of the Rochelle Municipal Code as now enacted, or as hereafter amended or superseded by any future ordinance, rule or regulation.

4.             Development of Exchange Property.

(a)           IRE presently intends to configure the Exchange Property in general conformity with the Preliminary Plan as shown on Schedule 2 attached hereto and made a part hereof.  References to the “Preliminary Plan” or the “Plan of Development” in the Annexation Agreement or this Rider shall be deemed to refer to the Preliminary Plan attached to this Rider as Schedule 2.

(b)           The legend on the Preliminary Plan has or may have, certain details and specifications for some of the buildings, equipment and improvements contemplated to be constructed by IRE.  The City represents and warrants that the buildings, equipment and improvements to be constructed by IRE as detailed in the legend on the Preliminary Plan, are permitted under the provisions of Rochelle Municipal Code including, without limitation, the I-2 zoning district regulations without any special use, conditional permit or variance being required.  Notwithstanding anything to the contrary contained within this Rider or the Annexation Agreement, the City agrees that, pursuant to Title 17 Chapter 17.76 Section 17.76010B, the following items are exempt from the maximum height limits of the Rochelle Municipal Code and as such no variance is or will be required: thermal oxidizer; CO2 scrubber stack; grain storage/bins; grain bin; dryer; feed bin; fermenter; beer well; distillation column and load out flare.  The City further agrees, that specific uses, locations and sizes of equipment, buildings and structures on Schedule 2 within the Exchange Property may be changed by IRE, provided that the changes comply with the I-2 zoning district regulations. The City represents and warrants that all I-2 zoning district regulations are set forth within Title 17 of the Rochelle Municipal Code and further that true and correct copies of the current version of said Titles of the Rochelle Municipal Code have been provided to IRE.  The City further agrees, notwithstanding anything contained herein or in the Rochelle Municipal Code to the contrary, that signs, fences, driveways, sidewalks, utilities, overhead transmission lines, distribution lines and appurtenant facilities, railroad tracks and appurtenant facilities, belonging to either the IRE or the City are specifically permitted within the building setback rules or regulations of the City. The parties understand that the Exchange Property may be developed in phases, over time, depending on market conditions. The City acknowledges and agrees that the grading and building permits for the Ethanol Production Facility improvements which comply with the two preceding sentences can be obtained without the need for planned development, special use, conditional use, site plan (except in conjunction with customary City building permit reviews), appearance review, subdivision or variation approvals, notwithstanding anything contained in City ordinances to the contrary, provided that variation approvals shall be required if relief is sought from the I-2 zoning district regulations.  IRE will, pursuant to the terms of the Rochelle Municipal Code, submit a landscape improvement plan.  The City agrees not to unreasonably withhold approval of the landscape improvement plan.

(c)           The City agrees to expeditiously process demolition, grading, building permit and related permits and approvals respecting the Ethanol Production Facility improvements on the Exchange Property or which serve the Exchange Property (including without limitation permits to perform work which are off-site within public highways, roads and right-of-way) with said approval not to be unreasonably withheld or unduly delayed, and utilize best efforts to approve the same within ten business days after the date of application.  In the event any application for City permits cannot be approved, the City will state its reasons to IRE in writing within the aforesaid period and allow IRE to resubmit its applications.  In the event either Ogle County, the Illinois Department of Transportation or other governmental entity having any authority in the particular matter has issued a permit or has advised IRE that no permit is required, respecting grading, storm-water drainage, storm-water compensatory storage, storm-water detention retention, and other work and IRE has expended sums of money in reliance on such permits or advice that no permit is required at the time the Exchange Property is annexed into the City of Rochelle, work authorized under the aforesaid County, State or other governmental entity permits or advice that no permit is required, may proceed uninterrupted to its conclusion without the need for City permits or conditional use approvals pertaining to these items.

(d)           The City agrees to initiate, enact and adopt any ordinances and/or issue any permits granting a conditional use of and for the Exchange Property which shall allow for the use of the Exchange Property within an I-2 zoning district as an Ethanol Production Facility, meaning and intending to include all related uses.

5.             Roads.

(a)           The City shall complete the road construction work described in Section 8 of the Annexation Agreement in accordance with the terms and conditions of the Annexation Agreement.  Notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider, subject to events of Force Majeure as defined in the Annexation agreement, the City shall cooperate with Ogle County as needed in connection with Ogle County’s road construction from Hwy. 251 on the west to the south boundary of Ogle County along Steward Road on or  before March 1, 2004.

(b)           To the extent permitted by law, except to the extent attributable to the negligent acts or omissions of IRE, its directors, employees, agents and contractors the City shall indemnify and hold harmless the Exchange Property and IRE, its and their successors and assigns, from all claims, suits, threats of suit, loss, costs (including attorneys fees and costs of suit), injury (including personal injury), or damage or liens arising from the City’s construction of the roads described in the Annexation Agreement with City’s performance of its obligations under this paragraph to survive the expiration or termination of this Rider.  Prior to commencing any construction of such roads, the City will cause its general contractor or contractors to provide

IRE with evidence that there is in place commercially reasonable insurance respecting the construction of such roads naming IRE as an additional insured on such general liability policy or policies.  To the extent permitted by law, except to the extent attributable to the negligent acts or omissions of the City, its directors, employees, agents and contractors IRE shall indemnify and hold harmless the City, its successors and assigns, from all claims, suits, threats of suit, loss, costs (including attorneys fees and costs of suit), injury (including personal injury), or damage or liens arising from IRE’s construction of the Ethanol Production Facility with IRE’s performance of its obligations under this paragraph to survive the expiration or termination of this Rider. Prior to commencing any construction of the Ethanol Production Facility, IRE will cause its general contractor or contractors to provide the City with evidence that there is in place commercially reasonable insurance respecting the construction of the Ethanol Production Facility naming the City as an additional insured on such general liability policy or policies.

(c)           Notwithstanding anything to the contrary contained in the Annexation Agreement, if IRE acquires the Exchange Property, DP Industrial shall continue to be responsible for paying the costs of the roadway improvements as described in Section 8 of the Annexation Agreement and IRE shall not be responsible for any such costs.

6.             Utilities Specifications.

(a)           The City acknowledges that the specifications relating to Water Facilities, Sewer Facilities and electrical service described on Exhibits F-1, F-2, G-1, G-2, and I attached to the Annexation Agreement shall be deemed to be apply to the Exchange Property.

(b)           The City shall perform the work described in the Annexation Agreement relating to the Water Facilities, the Sewer Facilities and the electrical facilities, and provide the services relating thereto, in accordance with the Annexation Agreement and this Rider. To the extent permitted by law, except to the extent attributable to the negligent acts or omissions of IRE, its directors, employees, agents and contractors the City shall indemnify and hold harmless the Exchange Property and IRE, its and their successors and assigns, from all claims, suits, threats of suit, loss, costs (including attorneys fees and costs of suit), injury (including personal injury), or damage or liens arising from the City’s construction of the water and sewer lines (collectively, the “Utilities System”) and the extension of the electrical service with City’s performance of its obligations under this paragraph to survive the expiration or termination of this Rider.  Prior to commencing any construction of the Utilities System or the extension of the electrical service, the City will cause its general contractor or contractors to provide IRE with evidence that there is in place commercially reasonable insurance respecting the construction of the Utilities System and the extension of the electrical service naming IRE as an additional insured on such general liability policy or policies.

(c)           The City shall complete the performance of its obligations to provide utilities under this Rider and the Annexation Agreement in a manner that does not cause any mechanics liens to be imposed upon the Exchange Property.  Once installed by the City provided herein, the City’s charges for sewer, water, and electrical service to the Exchange Property shall be at least as favorable as that provided other customers in a similar rate class.  To the extent permitted by law and except to the extent attributable to the negligent acts or omissions of IRE, its directors, employees, agents, or contractors, the City shall indemnify and hold harmless the Exchange Property and IRE, its officers, directors, employees, agents and its and their successors and assigns, from all claims, suits, threats of suit, loss, cost (including attorney’s fees and costs of suit), injury, personal injury, damage or liens arising from the City’s performance of its obligations with respect to Utility Systems with said obligation to survive the expiration or termination of this Rider.  Prior to commencing any construction with respect to the Exchange Property pursuant to this Section or Sections 6, 7 or 10 of the Annexation Agreement, the City will cause its general contractor or contractors to provide IRE with evidence that there is in place commercially reasonable insurance respecting the construction on such general liability policy or policies.

(d)           Once installed by the City at the City’s cost as provided herein, the City’s charges for sewer, water, and electrical service to the Exchange Property shall be at least as favorable as that provided other customers in a similar rate class.

(e)           Notwithstanding anything to the contrary contained in the Annexation Agreement, if IRE acquires the Exchange Property, DP Industrial shall continue to be responsible for paying the costs of the installation of the Water Facilities as described in Section 7 of the Annexation Agreement and IRE shall not be responsible for any such costs.

7.                                       Water Facilities.

(a)           In connection with the City’s Utilities Systems work described in the Annexation Agreement, the City shall construct sufficient Water Facilities in order to bring water service to the Exchange Property sufficient to service the Exchange Property in accordance with City standards.  The City shall complete the Water Facilities work described in the Annexation Agreement in accordance with the following schedule:  (i) subject to events of Force Majeure (as defined in the Annexation Agreement) and notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider the Water Facilities shall be extended, meaning and intending to include, initiating and completing construction of the same, to the west boundary of the Barth Property on or before December 15, 2003, and (ii) subject to events of Force Majeure (as defined in the Annexation Agreement), the Water Facilities shall be extended, meaning and intending to include, initiating and completing construction of the same, to (A) the east boundary of the Barth Property and (B) the Ogle County line along the east boundary of the Yesac Property on or before May 1, 2004.  Except for the connection charges set forth on Exhibit F-3 attached to the Annexation Agreement which shall be in effect for five years after the annexation of the Exchange Property, IRE shall be permitted to connect to the water main of the Water Facilities on the Exchange Property at no charge in locations as IRE selects in its sole discretion, provided IRE’s improvement plans conform to all applicable City ordinances in effect as of the date of the Annexation Agreement.

(b)           The City represents and warrants that its water supply, as well as the Water Facilities currently in place or to be constructed as provided for in the Annexation Agreement, are of sufficient capacity to serve the current and anticipated development of the Subject Property in the capacities shown on Exhibit F-1 to the Annexation Agreement, and shall be available to the Exchange Property for such anticipated usage, with no cost to IRE other than usual and customary fees, charges and rates for supply based upon volumes consumed that are of general applicability in the City.

(c)           At the written request of IRE, the City shall install a second set of Water Facilities (the “Additional Water Facilities”) integrated with the original Water Facilities for a redundant supply of water to the Exchange Property.  The specifications and cost sharing for the Additional Water Facilities will be mutually agreed by the City and IRE at the time that IRE provides its request to have the Additional Water Facilities installed by the City.

(d)           Notwithstanding anything to the contrary contained in the Annexation Agreement, if IRE acquires the Exchange Property, DP Industrial shall continue to be responsible for paying the costs of the installation of the Water Facilities as described in Section 6 of the Annexation Agreement and IRE shall not be responsible for any such costs.

8.                                       Sewer Facilities.

(a)           In connection with the City’s Utilities Systems work described in the Annexation Agreement, the City shall construct sufficient Sewer Facilities in order to bring sewer service to the Exchange Property sufficient to service the Exchange Property for IRE’s anticipated use and in accordance with City standards.  The City shall complete the Sewer Facilities work described in the Annexation Agreement in accordance with the following schedule:  (i) subject to events of Force Majeure (as defined in the Annexation Agreement) the Sewer Facilities shall be extended, meaning and intending to include, initiating and completing construction of the same, to the west boundary of the Barth Property on or before December 15, 2003, and (ii) subject to events of Force Majeure (as defined in the Annexation Agreement), the Sewer Facilities shall be extended, meaning and intending to include, initiating and completing construction of the same, to (A) the east boundary of the Barth Property and (B) the Ogle County line along the east boundary of the Yesac Property on or before May 1, 2004.  Except for the connection charges set forth on Exhibit F-3 attached to the Annexation Agreement and made a part hereof which shall be in effect for five years after the annexation of the Exchange Property, IRE shall be permitted to connect to the Sewer Facilities at no cost in locations that IRE selects in its sole discretion, provided IRE’s improvement plans conform to all applicable City ordinances in effect as of the date of the Annexation Agreement.

(b)           The City represents that its sewer treatment facilities, as well as the improvements to be constructed as provided for herein, are currently of sufficient capacity to serve the current and anticipated development of the Exchange Property in the capacities shown on Exhibit G-1 attached to the Annexation Agreement, with no additional cost to IRE other than usual and customary fees, charges and rates of general applicability in the City.

(c)           Notwithstanding anything to the contrary contained in the Annexation Agreement, if IRE acquires the Exchange Property, DP Industrial shall continue to be responsible for paying the costs of the installation of the Sewer Facilities as described in Section 7 of the Annexation Agreement and IRE shall not be responsible for any such costs.

9.                                       Electrical Service Facilities.

(a)           The City shall perform the electrical service work described in Section 10 of the Annexation Agreement.  The City shall complete the electrical service work described in the Annexation Agreement in accordance with the following schedule:  (i) subject to events of Force Majeure (as defined in the Annexation Agreement) the electrical service shall be extended, meaning and intending to include, initiating and completing construction of the same, to the west boundary of the Barth Property on or before December 15, 2003, and (ii) subject to events of Force Majeure (as defined in the Annexation Agreement), the electrical service shall be extended, meaning and intending to include, initiating and completing construction of the same, to (A) the east boundary of the Barth Property and (B) the Ogle County line along the east boundary of the Yesac Property on or before June  1, 2004.  To the extent that secondary transformers are needed to provide electrical service to the Exchange Property or any individual structure on the Exchange Property, the City shall promptly install such transformers at its sole expense.  IRE shall be permitted to connect to the electrical facilities at no cost in locations that IRE selects in its sole discretion, provided IRE’s improvement plans conform to all applicable City ordinances in effect as of the date of this Rider.  The City agrees to distribute the electrical service throughout the Exchange Property per the City’s current requirements, and, if requested in writing by IRE and if technologically feasible and in compliance with applicable law, agrees to bury the electrical lines on the Exchange Property at  the sole cost of IRE.

(b)           The City represents that its electrical facilities are of sufficient capacity to serve the current and anticipated development of the Exchange Property as set forth on Schedule 2 attached hereto, and shall be available to the Exchange Property for such anticipated usage, with no additional cost to IRE other than usual and customary fees, charges and rates of general applicability in the City.  The City agrees to provide service to the Exchange Property based on the estimated capacities shown on Exhibit I attached to the Annexation Agreement as and when such service is needed for the Exchange Property.  The City agrees that any electrical rates that are applicable to users similar to IRE with comparable levels shall also be available to IRE.

(c)           The City agrees that it shall not charge any rates for electricity at the Exchange Property in excess of the lowest rate that it charges for similar users with comparable volumes.

(d)           Notwithstanding anything to the contrary contained in this Rider, IRE shall be and remain responsible for the difference between the cost of an underground electric distribution line and overhead electric distribution line on the Exchange Property and the difference between the cost of an underground fibre optic line and an overhead fibre optic line should IRE elect to install such an underground distribution line or an underground fibre optic line on the Exchange Property.

(e)           To the extent permitted by law, except to the extent attributable to the negligent acts or omissions of the City, its directors, employees, agents and contractors IRE shall indemnify and hold harmless the City, its successors and assigns, from all claims, suits, threats of suit, loss, costs (including attorneys fees and costs of suit), injury (including personal injury), or damage or liens arising from IRE’s construction of the Ethanol Production Facility with IRE’s performance of its obligations under this paragraph to survive the expiration or termination of this Rider. Prior to commencing any construction of the Ethanol Production Facility, IRE will cause its general contractor or contractors to provide the City with evidence that there is in place commercially reasonable insurance respecting the construction of the Ethanol Production Facility naming the City as an additional insured on such general liability policy or policies.

(f)            The City shall complete the performance of its obligations to provide utilities under this Section in a manner that does not cause any mechanics liens to be imposed upon the Exchange Property. To the extent permitted by law and except to the extent attributable to the negligent acts or omissions of IRE, its directors, employees, agents, or contractors, the City shall indemnify and hold harmless the Exchange Property and IRE, its officers, directors, employees, agents and its and their successors and assigns, from all claims, suits, threats of suit, loss, cost (including attorney’s fees and costs of suit), injury, personal injury, damage or liens arising from the City’s performance of its obligations under this Section with said obligation to survive the expiration or termination of this Rider. Prior to commencing any construction pursuant to this Section, the City will cause its general contractor or contractors to provide IRE with evidence that there is in place commercially reasonable insurance respecting the construction on such general liability policy or policies.

10.                                 Storm Water Retention / Detention.

(a)           IRE shall submit a storm water management plan to the City in compliance with the proposed City Storm Water Management Ordinance, which the City envisions adopting on or about July 14, 2003.  The City represents that a true and correct copy of the proposed City Storm Water Management Ordinance has been delivered to IRE. The City agrees that it will promptly review the Stormwater Management Plan and that its review thereof will not be unreasonably withheld.   The City agrees IRE shall not be required to provide for any compensatory storm water storage by reason of the development of the Exchange Property as contemplated under this Rider.  The City further agrees that the IRE may, in the case of fire or other similar emergency, use the storm water retention/detention as and for a supplemental supply of water.  The City acknowledges that the Exchange Property shall be permitted to drain into the City/Brossman Right-of-Way and then into Steward Creek as described in Section 9 of the Annexation Agreement.  IRE has agreed to contribute $36,000.00 to the City in connection with the City’s efforts to accomplish certain regional drainage and offsite detention objectives (the “Detention Contribution”).  Owner shall pay the Detention Contribution to the City promptly after City’s issuance of a building permit for the construction of the Ethanol Production Facility.

(b)           IRE shall have no obligation to pay any portion of the Detention Contribution described in Section 9(d) of the Annexation Agreement and such obligation shall continue to be DP Industrial’s responsibility.

(c)           The City further agrees to provide for, and maintain, at the City’s sole cost and expense, a reasonably sufficient lawful storm water retention/detention outlet for the release of IRE’s storm water retention/detention basins.

11.           Fiber Optic Line Installation.  In connection with the annexation and development of the Exchange Property, the City shall construct sufficient Fiber Facilities in accordance with Section 11 of the Annexation Agreement in order to bring fiber optic service to the Exchange Property sufficient to service the Exchange Property for its anticipated use and in accordance with City standards.  In addition, the City, at it sole cost, shall install the Fiber Facilities on the Exchange Property in order to distribute such facilities to the improvements on the Exchange Property.  Subject to events of Force Majeure (as defined in the Annexation Agreement), the City shall extend, at the City’s cost, the Fiber Facilities to the Exchange Property on or before July 1, 2004.  Neither DP Industrial nor IRE shall be required to contribute to the cost of such extension.  IRE shall be permitted to connect to the Fiber Facilities at the standard connection fee in locations that IRE select in its sole discretion, provided IRE’s improvement plans conform to all applicable City ordinances in effect as of the date of this Rider.

12.           Lead Track.  Section 12 of the Annexation Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Existing Lead Track.   The City of Rochelle owns certain industrial trackage (the “City Lead Track”) over which railroad cars operate and which connects to trackage owned and operated by the Burlington Northern/Santa Fe Railroad Company and the Union Pacific Railroad Company (“UP”) (collectively the “Connecting Carriers”).

(b)           Extension. The City shall, at the City’s sole cost and expense, construct an extension of the City Lead Track from its current termination point north of the north right of way line of Illinois Tollway Authority Interstate Highway 88 within the right-of-way shown on the Preliminary Plan of Development and/or the Rail Drawings and identified thereon as “City Lead Track”.  The initial extension of the City Lead Track will extend south to a point that is 2160 feet south of the north Lee County line (“Phase 1 of the City Lead Track”) and will be completed, subject to events of Force Majeure, on or before June 1, 2004.   The second extension of the City Lead Track will extend to a point that is

2160 feet south of the termination point of Phase 1 of the City lead Track (“Phase 2 of the City Lead Track”).  The City’s work as to Phase 1 of the City Lead Track described in this Section shall be described as the “City’s Rail Work”.  The scope of the City’s Rail Work is also described on Exhibit “O” attached hereto and made a part hereof (the “Rail Drawings”).   The City represents that the City has requested donations of certain rail equipment from others, including switches.  To the extent the City receives a sufficient number of switch to install the switch(es) shown on Exhibit O, the City shall install such switch(es) at IRE’s request and, in such event, IRE shall pay the City $10,000 per switch plus reasonable installation costs.  If the City does not receive a sufficient number of switch(es), or if IRE elects not to acquire the City’s switch(es), IRE shall be responsible for acquiring the remaining required switch(es), if any, and upon such acquisition the City shall install such switch(es), at IRE’s expense.  Notwithstanding the provisions of the preceding sentence, as part of the City’s Rail Work the City shall install switch(es) as set forth on the Rail Drawings provided, however, switch(es) that serve IRE’s trackage shall be installed by the City at IRE’s expense. Upon completion of plans and specifications for the City Rail Work, the City shall deliver such plans and specifications to IRE, for IRE’s review and approval of the switch(es) set forth therein.  The City agrees not to impose any fee, tax, assessment or charge of any kind or type as against IRE that is connected with, or in any way related to: (i) IRE’s right to connect to, (ii) IRE’s right to use, or (iii) IRE’s use of, the City Lead Track.  The terms of this Article 12 are expressly made binding upon the successors, assigns and transferees of the City whether such successors receive their interest in the City Lead Track by sale, lease, operating agreement or other transfer of any right, title or interest in or to the City Lead Track.  The City agrees to execute a recordable memorandum sufficient to give record notice of the agreements set forth in this Section.

(c).          The City and IRE will, or have, entered into an Industrial Track Agreement, containing customary terms, provisions and conditions that are reasonably acceptable to IRE (“Rail Agreement”).  Among other things, the Track Agreement will permit IRE, its successors and assigns, and their respective tenants and licensees, to send and receive rail cars utilizing the City Lead Track.  During the term of this Agreement, so long as Class 1 railroads continue to absorb the cost of switching fees, the City shall not charge IRE, its successors and assigns, or their respective tenants and licensees for such service.

(d)           IRE has represented to the City that it expects to ship approximately thirteen (13) railroad cars per day over the City Lead Track upon completion of Phase I of the Ethanol Production Facility, and approximately twenty-five (25) cars per day upon completion of Phase II of the Ethanol Production Facility. The City has represented to IRE that the City receives income from the use of the City Lead Track at the current rate of $42 per car. Accordingly, the parties have projected the anticipated revenue to the City from IRE’s use of the City Lead Track to be $200,000.00 per year during Phase I of the Ethanol Production Facility, and an additional similar amount during Phase II of the Ethanol Production Facility. Until completion of Phase II of the Ethanol Production Facility, the income to the City resulting from use of the City Lead Track by the Ethanol Production Facility shall be retained by the City. After completion of Phase II of the Ethanol Production Facility, and until the City has recaptured all of its costs for the construction of Phase 2 of the City Lead Track (including without limitation all indebtedness and interest thereon) the income to the City resulting from use of the City Lead Track by the Ethanol Production Facility shall be allocated on a yearly basis as follows: (i) all income from the first 4589 rail cars used per year (i.e., 13 cars per day for 353 days) shall be deemed attributable to Phase I of the Ethanol Production Facility and shall be retained by the City (“Phase 1 Income”); (ii) all additional income from rail cars beyond Phase I Income at the rate of $42.00 per car, shall be deemed to be attributable to Phase II of the Ethanol Production Facility and shall be applied to City’s indebtedness for the construction of Phase 2 of the City Lead Track (“Phase 2 Income”). After City has recaptured all of its costs for the construction of Phase 2 of the City Lead Track (including without limitation all indebtedness and interest thereon) the income to the City resulting from use of the City Lead Track by the Ethanol Production Facility shall be retained by the City.

(e)           In the event IRE decides to build Phase II of the Ethanol Production Facility the City agrees to take all actions that are reasonably necessary to design and construct Phase 2 of the City Lead Track, subject to events of Force Majeure, on or before the date (the “Construction Date”) that is twelve (12) months after the date IRE both: (i) gives the City written notice that it will construct Phase II of the Ethanol Production Facility; and (ii) deposits with the City One Hundred Thousand Dollars ($100,000.00) (the “Engineering Deposit”).  The City’s obligation to construct Phase 2 of the City Lead Track includes, but is not limited to, acquisition of any necessary real estate, the acquisition of all necessary governmental permits, the development of all necessary designs and plans for Phase 2 of the City Lead Track (including bridges) and the physical construction of Phase 2 of the City Lead Track, including any necessary bridges and switches (collectively the “Construction of Phase 2 of the City Lead Track”). In the event the City, through no fault of its own, is unable to obtain all governmental permits or is unable to make such connections to the Class 1 railroad mainlines as are necessary to construct Phase 2 of the City Lead Track by the Construction Date, the Construction Date shall be extended by the amount of time so required to obtain the necessary governmental permit or permits or the connections to the Class 1 railroad mainlines.  Upon completion of plans and specifications for Phase 2 of the City Lead Track, the City shall deliver such plans and specifications to IRE, and IRE shall have the right to review and approve the same, with such review and approval not to be unreasonably delayed or withheld.  Except as hereinafter expressly provided, the Construction of Phase 2 of the City Lead Track shall be at the City’s sole cost and expense (the “Phase 2 Costs”).  On the first day of the first full calendar year following the date the City has completed the Construction of Phase 2 of the City Lead Track (the “First Year”), and on the same day of each succeeding calendar year, provided that, that year’s Phase 2 Income is less than Two Hundred Thousand ($200,000.00) Dollars, IRE agrees to pay to the City the difference between that year’s Phase 2 Income and Two Hundred Thousand Dollars ($200,000.00) (the “Shortfall”) until the City has recaptured all Phase 2 Costs less the Engineering Deposit, meaning and intending to include any indebtedness, and the interest thereon, incurred by the City in the Construction of Phase 2 of the City Lead Track.   Notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider, in the event Phase 2 Income exceeds Two Hundred Thousand Dollars ($200,000.00) during the First Year, and/or any calendar year thereafter, (the “Excess Income”), the Excess Income shall accumulate and shall be credited against a future Shortfall, or Shortfalls, owed by IRE to the City, if any. Notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider, the City agrees to use and apply the Phase 2 Income, the Shortfall payments and the Excess Income, if any to the Phase 2 Costs until the Phase 2 Costs are completely paid.  Notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider, the City agrees that the cost of any real estate that may be required for Phase 2 of the City Lead Track shall not be included in the Phase 2 Costs.  In addition, in the event the City extends the City Lead Track, prior to IRE’s written notice and Engineering Deposit as set forth herein, for reasons other than Phase II of the Ethanol Production Facility, IRE shall not have any obligation to pay for all or any part of any such extension.  Notwithstanding anything to the contrary contained in the preceding sentence, or this Rider, the Phase 2 Costs shall not include, or be deemed to include, any costs or expenses that are not necessary and directly related to the construction of Phase 2 of the City Lead Track for the benefit of, and the construction of, Phase II of the Ethanol Production Facility. Notwithstanding anything to the contrary contained in the Annexation Agreement or this Rider, the City will have no obligation to commence construction of Phase 2 of the City Lead Track until IRE has commenced actual construction of Phase II of the Ethanol Production Facility.

(f)            Indemnities; Insurance. The City shall complete the performance of its obligations to extend the aforesaid City Rail Line under this Section in a manner that does not cause any mechanics liens to be imposed upon the Exchange Property. To the extent permitted by law and except to the extent attributable to the negligent acts or omissions of IRE, its directors, employees, agents, or contractors, the City shall indemnify and hold harmless the Exchange Property and IRE, its officers, directors, employees, agents and its and their successors and assigns, from all claims, suits, threats of suit, loss, cost (including attorney’s fees and costs of suit), injury, personal injury, damage or liens arising from the City’s performance of its obligations under this Section with said obligation to survive the expiration or termination of the Annexation Agreement.  Prior to commencing any construction pursuant to this Section, the City will cause its general contractor or contractors to provide IRE with evidence that there is in place commercially reasonable insurance respecting the construction on such general liability policy or policies.  Once extended by the City at the City’s cost as provided herein, the City’s shall not charge IRE for any of IRE’s use or uses, from time to time, of the City Rail Line.

13.           Performance of Work.  Section 12(b) of the Annexation Agreement shall not apply to the Exchange Property and IRE shall not be entitled to exercise the rights set forth in Section 12(b).

14.           Infrastructure.  Except as expressly set forth in this Rider or in the Annexation Agreement, IRE shall not be required to construct any on-site or off-site public infrastructure or perform any other construction, maintenance, repairs, replacements or alterations in connection with the development and use of the Exchange Property.  The City represents and warrants that it has no knowledge of, or reason to know of, any on-site or off-site City infrastructure improvements or the need for repairs, replacements or alterations to any City infrastructure improvements which must or should be made in connection with the development and use of the Exchange Property as contemplated under this Rider, except as is expressly set forth in this Rider.  If necessary in conjunction with the City’s performance of its obligations under this Rider, IRE agrees to expedite any necessary IRE reviews of proposed City construction activity on or about IRE’s Property and to waive any IRE-imposed review fees.  In conjunction with the City’s performance of its obligations under this Rider, the City agrees to improve its infrastructure, from time to time, so that the City shall maintain an infrastructure with sufficient capacity to serve the needs of the Ethanol Production Facility from time to time, including, without limitation, all infrastructure reasonably necessary so that the City shall be able to provide sufficient water, sewer, electric and rail service to the Ethanol Production Facility.  More specifically, the City agrees that it will maintain or improve its infrastructure, from time to time, such that the City will at all times, have the capability of supplying not less than one million two hundred and fifty eight thousand eight hundred and fifty (1,258,850) gallons of water per day water, of the same quality that the City is currently capable of providing, to the Ethanol Production Facility.  The City also agrees that it will maintain or improve its City Rail Line, from time to time, such that it will, at all reasonable times, have the capability of handling IRE’s contemplated future shipment of 25 railroad cars each day of every calendar year hereafter without undue delay or undue expense. The terms of the preceding sentence shall be deemed to include an agreement on the part of the City to provide a sufficient amount of rail siding and switching capability, from time to time, such that the City Rail Line can, at all times, be used by IRE for aforesaid quantity of shipments without undue delay by reason of the use of the City Rail Line by others whether such use by others now exists or arises in the future. In no event shall the City’s obligations hereunder require the City to maintain water capacity in excess of 1,258,850 gallons per day, or rail capacity in excess of  thirteen (1) railroad cars per day for Phase I of the Ethanol Production facility and twenty-five (25) railroad cars per day for Phase II of the Ethanol Production facility.

15.           Recapture.  Section 17 of the Annexation Agreement shall not apply to the Exchange Property and IRE shall not be entitled to (i) any recapture fees or (ii) exercise any rights set forth in Section 17.

16.           Fees.  The City hereby represents to IRE, based upon the information and drawings provided by IRE to the City Building official, that Schedule 4, attached hereto and made a part hereof, consists of a reasonably accurate list of all the City’s taxes, charges and fees required to be paid by IRE to the City in connection with the Annexation Agreement, including this Rider, meaning and intending to include the construction of the Ethanol Production Facility and the costs thereof.  IRE acknowledges that there are, or may be, fees or other costs that are required to be paid by IRE to the City in connection with the construction of the Ethanol Prodcution Facility that are not included in Schedule 4 and the City represents that it has given IRE schedules of the major fees or costs.  IRE acknowledges that there are, or may be fees for certain professionals, including engineering fees or other consultant fees (“Outside Professionals”), that may be engaged by the City for reviewing IRE’s plans (including the storm-water management plan) drawings and specifications that are not listed in Schedule 4 and that the City will seek reimbursement for the cost thereof from the IRE. Notwithstanding anything contained to the contrary within this Rider, the City represents, warrants and agrees that the City has not, and shall not enter into any agreement with any third party, whereby the Exchange Property, or any part thereof (meaning and intending to include the Ethanol Production Facility) is made subject to the terms of any recapture agreement or other instrument designed to, or including any provisions providing for, the recapture of costs or expenses relating to any public improvement of any kind or type.  The City further represents and warrants that the Exchange Property is not, and shall not, be made subject to any City ordinance, special assessment or other City rule that is designed to, or includes any provisions providing for, the recapture of costs or expenses relating to any public improvement of any kind or type.

17.           Property Tax Abatement.  Section 19 of the Annexation Agreement is hereby deleted in its entirety and replace with the following:

“The City agrees to cause the Exchange Property to enjoy the standard tax abatement plan provided by the City to other industries which plan is described on Schedule 5, attached hereto and made a part hereof.  The City further agrees to work with IRE and utilize its best efforts to obtain approval of the abatements described on Schedule 5 from other taxing districts not already a part of the plan, if any.  The tax abatement plan shall commence upon the first day of the first full calendar year following completion of the Ethanol Production Facility and the commencement of Ethanol Production. The provisions of the preceding sentence are intended to permit IRE to receive the full benefit of the abatement by deferring any abatement until the first day of the first calendar year following completion of the Ethanol Production Facility.”

18.           Concurrent Annexation.  The City represents and warrants that the City is the sole owner of the real estate described on Schedule 6 attached hereto (the “City Property”).  Concurrently with the annexation of the IRE Land (as defined in the Annexation Agreement) the City agrees to annex the City Property.

19.           Conflicts.  In the event of a conflict between the Annexation Agreement and this Rider, the terms and provisions of this Rider shall prevail.

20.           Full Force and Effect.  Except as modified by this Rider, the Annexation Agreement shall remain in full force and effect.

21.           Affiliate of IRE.  As used in this Rider, an “Affiliate of IRE” shall mean (1) any entity resulting from a merger or consolidation with IRE or any organization purchasing substantially all of IRE’s assets, (2) any subsidiary, affiliate or parent of IRE, (3) any entity controlling, controlled by or under common control with IRE, (4) any entity related to IRE, and (5) any joint venture partner of IRE.

22.           Recapture.   Notwithstanding anything to the contrary contained within: (i) the IRE Annexation Agreement, including any Rider thereto; (ii) the Annexation Agreement, including this Rider; (iii) any recapture agreement; (iv) or any statute, ordinance, regulation or other rule of law, neither the City nor DP Industrial, including, without limitation, their successors, affiliates or assigns, shall have the right to recapture any costs for any of the real estate, easements or infrastructure improvements contemplated to be acquired and/or made under the above mentioned annexation agreements, including, without limitation, the construction, improvement or extension of water facilities, sewer facilities, electric, fiber optics, roads or railroad lines from any current or future owner or lessee of all or any part of the Yesac Property or the Exchange Property, or the Yesac Property or the Exchange Property themselves.  The City expressly waives the provisions of any ordinance or agreement, whether now or hereafter existing, which gives, or purports to give, the City any right to recapture any one or more of the costs mentioned in the preceding sentence.

23.           Dedication and Easements.  Simultaneous with IRE’s acquisition of the Exchange Property, IRE shall dedicate and convey to Ogle County the 40-foot right-of-way described in Section 8(c) of the Annexation Agreement.  In addition, simultaneous with IRE’s acquisition of the Subject Property, IRE shall grant the easements for the Utility Easement Area and the Construction Easement Area on the Exchange Property, as described in Section 14(b) of the Annexation Agreement.

24.           Contingencies.     Subject to IRE’s successful completion of its public offering for the sale of stock, IRE agrees to begin construction of the Ethanol Production Facility on or before February 1, 2004. Subject to the provisions of Article XXIII of the IRE Annexation

Agreement, notwithstanding anything to the contrary contained herein, City’s obligations set forth in this Rider shall be contingent upon Owner building an Ethanol Facility on the Exchange Property, with construction of the same commencing on or before February 1, 2004, failing which IRE or the City may declare this Rider terminated upon written notice to the other party. Upon termination as set forth in the preceding sentence, neither party shall have any further obligations to the other party under this Agreement, except that the following obligations shall survive such termination: (i) IRE’s obligation to convey and/or dedicate the 40’ right-of-way on Steward Road and (ii) IRE’s obligation to grant the easements for the Utility Easement Area and the Construction Easement Area on the Exchange Property as described in Section 23 of this Rider.  Nothing contained in this Section shall affect the City’s obligations to DP Industrial under the Annexation Agreement.

II.  MISCELLANEOUS PROVISIONS

The following terms and provisions shall become effective immediately upon the full execution and delivery of the Annexation Agreement and this Rider:

25.           Third Party Beneficiary.  IRE shall be deemed to be a third party beneficiary to the Annexation Agreement and this Rider.

26.           Amendment.  The Annexation Agreement, this Rider and all exhibits and schedules attached to the Annexation Agreement and the Rider set forth all the promises, inducements, agreements, conditions and understandings between the parties relative to the subject matter thereof, and there are no promises, inducements, agreements, conditions or understandings, either oral or written, express or implied, between them other than are herein set forth.  Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to the Annexation Agreement or this Rider shall be binding upon the parties hereto unless authorized in accordance with law and reduced in writing as signed by them.  Any amendment to the Annexation Agreement or this Rider shall be subject to IRE’s review and approval (until the Exchange Agreement terminates, at which time neither IRE’s review nor approval shall be required).

27.           Assignability.  Prior to the annexation of the Exchange Property to the City, DP Industrial shall have the right, without the City’s or the Consenting Parties’ approval, to assign all of its obligations, rights and responsibilities under the Annexation Agreement and this Rider to IRE or an Affiliate of IRE in connection with an assignment of the purchase option agreements described in the recitals of the Annexation Agreement.

28.           Waiver.  No waiver of any condition or provision of the Annexation Agreement or this Rider by any party shall be valid unless in writing signed by such party.  No such waiver shall be deemed or construed as a waiver of any other or similar provision or of any future event, act, or default.

29.           Computation of Time.  In the computation of any period of time provided for in the Annexation Agreement or this Rider or by law, the day of the act or event from which such period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next business day.

30.           Headings.  Headings of articles and sections herein are for convenience of reference only and shall not be construed as part of the Annexation Agreement or this Rider.

31.           Illinois Law.  The Annexation Agreement and this Rider shall be governed by and construed in accordance with the laws of the State of Illinois.

32.           Fees.  In the event any dispute arises hereunder, and litigation or arbitration proceedings are commenced, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in connection with such proceedings, including but not limited to reasonable attorneys’ fees and costs.

33.           No Interpretation Against the Drafter.  In no event shall the Annexation Agreement or this Rider be construed more strongly against any one person solely because such person or its representative acted as draftsman hereof, it being acknowledged by the parties hereto that both have been represented by competent legal counsel, that the Annexation Agreement and this Rider have been subject to substantial negotiation, and that all parties have contributed substantially to the preparation of the Annexation Agreement and this Rider.

34.           Severability.  If any provision of the Annexation Agreement or this Rider is held invalid by a court of competent jurisdiction, or in the event such court shall determine that the City does not have the power to perform any such provision, such provision shall be deemed to be excised here from and the invalidity thereof shall not affect any of the other provisions contained herein, and such judgment or decree shall relieve the respective party from performance under such invalid provision of the Annexation Agreement or this Rider.

35.           Counterparts.  The Annexation Agreement and this Rider may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

36.           Definitions.   All terms not defined in this Rider shall have the meanings ascribed to such terms in the Annexation Agreement.

37.           Consenting Parties.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that: (i) the Consenting Parties shall have no obligations whatsoever with respect to this Rider, and  (ii) no portion of the Subject Property shall be burdened in any way whatsoever by this Rider unless and until IRE purchases the Exchange Property at which time the Exchange Property purchased by IRE shall be subject to the terms and conditions of this Rider.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date and year of the Annexation Agreement.

CITY OF ROCHELLE

By:	/s/ Chet Olson
Name:	Chet Olson
Its:	Mayor
Date:	7-29-03

DP INDUSTRIAL, LLC

DP INDUSTRIAL, LLC
a Delaware limited liability company

By: DP Venture Co. LLC,
a Delaware limited liability company
Its: Manager

By: DP Promote Co. LLC,
a Delaware limited liability company
Its: Managing Member

By:	/s/ Michael Dermody
Name:	Michael Dermody
Title:	Managing Member

YESAC FARMS, L.P.

By:	/s/ Larry F. Casey
Name:	Larry F. Casey
Its:
Date:	7-14-03

By:	/s/ Patricia E. Casey
Name:	Patricia E. Casey
Its:
Date:	7-14-03

MARIE BARTH

/s/ Marie Barth

Date:	7-14-03

JOYCE STOCKING AS TRUSTEES UNDER THE STOCKING FAMILY TRUST NO. 4-96 UNDER TRUST AGREEMENT DATED JUNE 18, 1996

By:	/s/ Joyce Stocking
Name:	Joyce Stocking
Its:	Owner & Trustee
Date:	7-14-03

NOGGLE FAMILY LIMITED PARTNERSHIP

By:	/s/ Robert O. Nogle
Name:
Its:	General Partner
Date:	7-29-03

STATE OF	Illinois
SS
COUNTY OF	Ogle

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that     Chet Olson   personally known to me to be    Mayor    of THE CITY OF ROCHELLE, ILLINOIS, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as    Mayor    of THE CITY OF ROCHELLE, ILLINOIS, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this   29    day of   July   , 2003.

/s/ Alan H. Cooper
Notary Public

[seal]

STATE OF	Nevada
SS
COUNTY OF	Washoe

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that   Michael C. Dermody   personally known to me to be   Managing Member   of DP INDUSTRIAL, LLC, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as   Managing Member   of such corporation, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this   25th   day of   July  , 2003.

/s/ Sharon R. Mills
Notary Public

[seal]

STATE OF	Illinois
SS
COUNTY OF	Ogle

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that LARRY F. CASEY personally known to me to be partner in YESAC FARMS, L.P., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as partner of such limited partnership, as his free and voluntary act and as the free and voluntary act and deed of such limited partnership, for the uses and purposes therein set forth.

Given under my hand and official seal this   14   day of   July  , 2003.

/s/ Charles P. Cole, Jr.
Notary Public

[seal]

STATE OF	Illinois
SS
COUNTY OF	Ogle

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that PATRICIA E. CASEY personally known to me to be partner in YESAC FARMS, L.P., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, in her capacity as partner of such limited partnership, as her free and voluntary act and as the free and voluntary act and deed of such limited partnership, for the uses and purposes therein set forth.

Given under my hand and official seal this   14   day of   July  , 2003.

/s/ Charles P. Cole, Jr.
Notary Public

[seal]

STATE OF	Illinois
SS
COUNTY OF	Ogle

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that JOYCE M. STOCKING personally known to me to be TRUSTEE UNDER THE PROVISIONS OF A TRUST AGREEMENT DATED THE 18TH DAY OF JUNE, 1996 AND KNOWN AS THE STOCKING FAMILY TRUST NO. 4-96, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, in her capacity as Trustee of such Trust, as her free and voluntary act and as the free and voluntary act and deed of such Trust, for the uses and purposes therein set forth.

Given under my hand and official seal this   14   day of   July  , 2003.

/s/ Bonnie J. Moore
Notary Public

[seal]

STATE OF	Illinois
SS
COUNTY OF	Ogle

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that MARIE ANNETTE BARTH, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, as her free and voluntary act, for the uses and purposes therein set forth.

/s/ Bonnie J. Moore
Notary Public

[seal]

STATE OF	Illinois
SS
COUNTY OF	Kane

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that   Robert Noggle   is personally known to me to be   General Partner   of THE NOGGLE FAMILY LIMITED PARTNERSHIP, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered such instrument, in his/her capacity as   General Partner   of THE NOGGLE FAMILY LIMITED PARTNERSHIP, as his/her free and voluntary act and as the free and voluntary act and deed of THE NOGGLE FAMILY LIMITED PARTNERSHIP, for the uses and purposes therein set forth.

/s/ David E. Do
Notary Public

[seal]

Schedules to Rider

Schedule 1-A:       Description of Exchange Property

Schedule 1-B:        Depiction of Exchange Property

Schedule 2:            Preliminary Plan

Schedule 3:            Rail Drawings

Schedule 4:            Fees

Schedule 5:            Property Tax Abatement

Schedule 6:            City Property

SCHEDULE 1-A:  DESCRIPTION OF EXCHANGE PROPERTY

THAT PART OF THE SOUTHEAST QUARTER OF SECTION 31 AND PART OF THE SOUTHWEST QUARTER OF SECTION 32 , ALL IN TOWNSHIP 40 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN, COUNTY OF OGLE, ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 32;
THENCE SOUTH 88 DEGREES 31 MINUTES 33 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 40.00 FEET TO A LINE 40.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER TO THE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 88 DEGREES 31 MINUTES 33 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER, 2,612.09 FEET TO THE SOUTHEAST CORNER OF SAID SOUTHEAST QUARTER OF SECTION 31;
THENCE SOUTH 88 DEGREES 19 MINUTES 19 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, 164.71 FEET TO A LINE 100.00 FEET EAST OF AND PARALLEL WITH THE EASTERLY RIGHT OF WAY LINE OF BURLINGTON NORTHERN RAILROAD;
THENCE NORTH 16 DEGREES 46 MINUTES 55 SECONDS WEST ALONG SAID LINE, 523.21 FEET;
THENCE NORTH 10 DEGREES 58 MINUTES 44 SECONDS WEST, 79.90 FEET TO A POINT ON CURVE;
THENCE NORTHEASTERLY, 854.97 FEET ALONG A NON-TANGENTIAL CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 580.00 FEET, CHORD DISTANCE OF 779.64 FEET, AND BEARING NORTH 31 DEGREES 12 MINUTES 34 SECONDS EAST;
THENCE NORTH 88 DEGREES 31 MINUTES 13 SECONDS EAST, 2,512.34 FEET TO A LINE 40 FEET WEST OF A PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER OF SECTION 32;
THENCE SOUTH 01 DEGREES 13 MINUTES 52 SECONDS ALONG SAID EAST OF SOUTHWEST QUARTER, 1,239.32 FEET TO SAID POINT OF BEGINNING, CONTAINING 3,532,165 SQUARE FEET OR 81.087 ACRES MORE OR LESS.

SCHEDULE 1-B: DEPICTION OF EXCHANGE PROPERTY

[Depiction of Exchange Property]

SCHEDULE 2:      PRELIMINARY PLAN

[Diagram of Ethanol Plant]

SCHEDULE 3:      RAIL DRAWINGS

[Rail Drawings]

SCHEDULE 4:      FEES

GreenWay Consulting, LLC

Confidential

	SCHEDULE 4
	IRE Preliminary Permit Fee Calculations
Building	Type	Length	Width	Height	Sq.Ft.	Cu.Ft.	B & F Plan Review	B & F Fire Sprinkler	New Structures	Plumbing, HVAC & Electrical	Occupancy Permit	Totals w/ B & F
Administration	Stick-Built	40	80	10	3,200	32,000	$325	$325	$288	$192	$75	$1,205
DDGS	Pre-Engineered	150	150	24	22,500	540,000	$1,056	$562	$1,325	$450	$75	$3,468
Distillation	Structural - w/ PEB siding & roofing	50	60	41	3,000	123,000	$585	$362	$270	$180	$75	$1,472
Energy Center	Structural - w/ PEB siding & roofing	350	400	50	140,000	7,000,000	$6,224	$1,500	$7,200	$7,200	$75	$22,199
Fermentation	Structural - w/ PEB siding & roofing	45	100	26	4,500	117,000	$585	$362	$405	$270	$75	$1,697
Process Bldg 1	Structural - w/ PEB siding & roofing	20	80	21	1,600	33,600	$325	$362	$144	$96	$75	$1,002
Process Bldg 2	Structural - w/ PEB siding & roofing	60	170	30	10,200	306,000	$869	$362	$710	$612	$75	$2,628
Warehouse	Pre-Engineered	100	60	24	6,000	144,000	$585	$585	$500	$360	$75	$2,105
					191,000	8,295,600	$10,554	$4,420	$10,842	$9,360	$600	$35,776
MISCELLANEOUS FEES	BASIS
Site Plan Review	40 Acres											$275
Fencing	3500 LF											$250
Hard Surface	200,000 SF											$2,000
Tank Farm - Tank Fee	7 Tanks @ $75											$525
												$38,826

These preliminary numbers do not include the cost of out sourcing some construction/engineering review to Envirogen

SCHEDULE 5:      PROPERTY TAX ABATEMENT

Rochelle Real Estate Tax Abatement program

Industrial projects in the Rochelle area that create jobs qualify for real estate tax abatement in the amount of 90% year 1 and 75% year 2.  The abatement process must adhere to state law and the pre-approval ordinances of the various taxing bodies.

1.                                       To qualify a business must be newly created, an expansion of an existing industry, or moving to Rochelle from another State or Foreign Country.  A business moving from another location within Illinois does not qualify.

2.                                       The project must be located in an industrial zoned location and must create at least 10 jobs.

3.                                       The business must be in operation the year previous to qualifying for the abatement so the abatement will be applied to a full assessment.

4.                                       The abatement may be applied to later expansions and it only applies to any increased assessed valuation resulting from the expansion.

5.                                       The abatement applies to business that creates the jobs.  An industry that locates in a leased facility must receive the abatement benefits through the lease since the abatement is applied to the real estate taxes.

6.                                       All taxing bodies in the area have pre-approved the abatement, assuming all of the above requirements are met, except Ogle County and Kishwaukee Community College.  GREDCO must make a formal request to Ogle County and Kishwaukee Community College for their final approval.

7.                                       The Greater Rochelle Economic Development Corp. (GREDCO) board must approve all projects for abatement but have the authority to authorize the County Clerk to abate the taxes if the above guidelines are met.

SCHEDULE 6:  CITY PROPERTY

LEGAL DESCRIPTION OF THE CITY PROPERTY

PART OF THE SOUTHEAST QUARTER OF SECTION 31, TOWNSHIP 40 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 31; THENCE SOUTH 88 DEGREES 41 MINUTES 37 SECONDS WEST ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF 891.14 FEET TO THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED TRACT OF LAND; THENCE SOUTH 16 DEGREES 21 MINUTES 46 SECONDS EAST PARALLEL WITH THE EASTERLY RIGHT-OF-WAY LINE OF THE BURLINGTON NORTHERN RAILROAD, A DISTANCE OF 2745.32 FEET TO THE SOUTH LINE OF THE SAID SOUTHEAST QUARTER; THENCE SOUTH 88 DEGREES 43 MINUTES 25 SECONDS WEST ALONG SAID SOUTH LINE, A DISTANCE OF 103.57 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF SAID BURLINGTON NORTHERN RAILROAD; THENCE NORTH 16 DEGREES 21 MINUTES 46 SECONDS WEST ALONG SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 2697.35 FEET TO THE BEGINNING OF A SPIRAL CURVE; THENCE NORTH 16 DEGREES 40 MINUTES 21 SECONDS WEST ALONG THE CHORD TO THE SAID SPIRAL CURVE, A DISTANCE OF 47.98 FEET TO THE NORTH LINE OF SAID SOUTHEAST QUARTER; THENCE NORTH 88 DEGREES 41 MINUTES 37 SECONDS EAST ALONG SAID NORTH LINE, A DISTANCE OF 103.82 FEET TO THE POINT OF BEGINNING, CONTAINING 6.302 ACRES, MORE OR LESS, ALL SITUATED IN THE TOWNSHIP OF DEMENT, THE COUNTY OF OGLE AND THE STATE OF ILLINOIS.